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                                                                    EXHIBIT 16.1

                             FIRST AMENDMENT TO THE
                           METROCORP BANCSHARES, INC.
                       1998 EMPLOYEE STOCK PURCHASE PLAN


     This First Amendment to the MetroCorp Bancshares, Inc. 1998 Employee Stock Purchase Plan (the "Plan") was approved by the Board of Directors of MetroCorp Bancshares, Inc. (the "Company") on and is effective as of March 19, 1999.

SECTION 1. AMENDMENT. Pursuant to Section 20 of the Plan, the Plan is hereby amended in the following respects:

     a. Section 3(a) of the Plan regarding eligibility in the Plan is hereby amended and shall read in its entirety as follows:

     3.   ELIGIBILITY.

          (a) Initial Eligibility. Participation in the Plan is voluntary. Each Employee, excluding executive officers of the Company and MetroBank, N.A. (the "Bank"), who has been employed by the Company for at least three months on any Offering Commencement Date will be eligible to participate in the Plan.

     b. Section 5 of the Plan regarding the commencement of the ten annual offerings is hereby amended and shall read in its entirety as follows:

     5.   ANNUAL OFFERINGS.

          The Plan will be implemented by ten annual offerings (the "Offerings") of the Company's Common Stock, which Offerings shall begin on any date designated by the Board in 1999 and on May 1 in each of the years 2000 through 2008 (the "Offering Commencement Date") and shall terminate for each Offering 14 months after the Offering Commencement Date for such Offering (the "Offering Termination Date"); PROVIDED, HOWEVER, that the Board reserves the right, at its sole discretion, to decide not to have an Offering during any year. The maximum number of shares that may be offered during any annual Offering shall be determined by the Board, but shall not exceed 20,000 shares, plus any shares that were not subscribed for in any prior Offerings.

     c. Section 6(a) of the Plan regarding participation in the Plan is hereby amended and shall read in its entirety as follows:

     6.(a)     COMMENCEMENT OF PARTICIPATION.

          An eligible Employee may become a participant by completing a subscription agreement and a payroll deduction authorization form provided by the Company, or by completing a subscription agreement indicating that the shares of Common Stock to be

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     purchased will be paid for in full on or prior to the Offering
     Commencement Date or the date the subscription agreement is filed with the Company, whichever is earlier. Such forms must be filed with the Company at such time and in such manner as the Committee prescribes (but in no event later than 30 days after the Offering Commencement
     Date). If a payroll deduction authorization form is completed and filed with the Company, such authorization will become effective on the first day of the next payroll period. The subscription agreement and, if applicable, the payroll deduction authorization form, shall set forth the number of shares of Common Stock that the Employee wishes to purchase.

     d. Section 6(b) of the Plan regarding the period of time over which payroll deductions will be made is hereby amended and shall read in its entirety as follows:

     6.(b)     PERIOD OF PAYROLL DEDUCTIONS.

          Payroll deductions for a participant will commence with the first payroll period after such participant's authorization for a payroll deduction becomes effective and will end no later than one year after such commencement (but in no event later than the Offering Termination date) unless sooner terminated by the participant as provided in Section 11 hereof.

     e. Section 7(b) of the Plan regarding the purchase price of the Common Stock is hereby amended and shall read in its entirety as follows:

     7.(b)     OPTION PRICE.

          The option price of the Common Stock for each Offering shall be equal to 90% of the closing price of the Common Stock on the last business day immediately prior to the Offering Commencement Date of such Offering (or the nearest prior business day on which trading occurred) on the Nasdaq National Market System or such other exchange or market trading system upon which the Common Stock shall then be trading.

     f. Section 8(a) of the Plan regarding the amount of payroll deduction is hereby amended and shall be read in its entirety as follows:

     8.(a)     AMOUNT OF DEDUCTION.

          The shares of Common Stock that the participant subscribes for shall be paid for in equal installments over a period of up to one year (as selected by the participant) through a payroll deduction program established by the Committee. At the time a participant files his payroll deduction authorization form, the participant will elect to have deductions made from the participant's Base Pay on each pay day in equal amounts over the period selected by the participant, not to exceed one year, but in no event may a participant subscribe for more than the number of shares that the participant was granted an option for under Section 7(a).


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

     g. Section 9 of the Plan regarding the exercise of options is hereby amended and shall read in its entirety as follows:

     9.   EXERCISE OF OPTION.

          (a) Payroll Deductions. Unless a participant gives written notice to the Company as provided in Section 11, the participant's option for the purchase of Common Stock with payroll deductions made during an Offering will be deemed to have been exercised automatically on the earlier of (i) the date on which the accumulated payroll deductions in a participant's account equals the full amount of the purchase price for the number of shares subscribed for by the participant, (ii) the date of any prepayment in accordance with Section 8(b) hereof or (iii) the Offering Termination Date. Fractional shares will not be issued under the Plan. Any excess cash amounts credited to a participant's account will be returned to the participant.

          (b) Immediate Payment. If a participant chooses to pay for the shares subscribed for at the time of subscription and not to execute a payroll deduction authorization form, the participant's option for the purchase of such Common Stock will be deemed to have been exercised automatically on the date the Company receives payment in full of the purchase price specified in Section 7(b) hereof.

     h. Section 20 of the Plan regarding amendment or termination of the Plan is hereby amended and shall read in its entirety as follows:

     20.  AMENDMENT OR TERMINATION.

          The Board may at any time terminate or amend the Plan in any respect, and if no earlier action is taken, the Plan will terminate as of July 1, 2008, PROVIDED, HOWEVER, that any Offerings that have commenced prior to such date shall continue in accordance with the terms of such Offerings. Except as provided in Section 17 hereof, no termination or amendment will affect or change options previously granted to any participant, nor may any amendment be made that will cause rights issued under the Plan to fail to meet the requirements for employee stock purchase plans as defined in
     Section 423 of the Code or any successor thereto, including, without limitation, shareholder approval, if required.

SECTION 2. RATIFICATION. Except as hereby amended, the Plan shall remain unchanged and is ratified and confirmed in all respects.

SECTION 3. DEFINED TERMS. All terms used in this First Amendment that are defined in the Plan shall have the same meaning as in the Plan.


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

     IN WITNESS WHEREOF, the Board of Directors of the Company has caused this First Amendment to be executed as of the date first above written.

                                   METROCORP BANCSHARES, INC.
                                   BOARD OF DIRECTORS


     Signature                          Title
     ---------                          -----

/s/ Don J. Wang                    Chairman of the Board, President and
------------------------------     Chief Executive Officer
Don J. Wang



/s/ Helen F. Chen                  Director
------------------------------
Helen F. Chen


/s/ Tommy F. Chen                  Director
------------------------------
Tommy F. Chen


/s/ May P. Chu                     Director
------------------------------
May P. Chu


/s/ Jane W. Kwan                   Director
------------------------------
Jane W. Kwan


/s/ John Lee                       Director
------------------------------
John Lee


/s/ David Tai                      Director
------------------------------
David Tai


/s/ Joe Ting                       Director
------------------------------
Joe Ting


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